SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

--------------------------------------------------------------------------------
                              STARCRAFT CORPORATION
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:
        -----------------------------------------------------------------------
         2)   Aggregate number of securities to which transaction applies:
        -----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------
        4)       Proposed maximum aggregate value of transaction:
        -----------------------------------------------------------------------
        5)       Total fee paid:
        -----------------------------------------------------------------------

[  ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         ------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No:
         ------------------------------------------------------------
         3)       Filing Party:
         ------------------------------------------------------------
         4)       Date Filed:
         ------------------------------------------------------------

                          [STARCRAFT CORPORATION LOGO]
                                  P.O. Box 1903
                               2703 College Avenue
                           Goshen, Indiana 46527-1903
                                 (219) 533-1105

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held On February 9, 2000

     Notice is hereby given that the Annual Meeting of Shareholders of Starcraft Corporation (the "Company") will be held at the Goshen Inn and Conference Center, 1375 Lincoln Way East (U.S. 33 East), Goshen, Indiana, on Wednesday, February 9, 2000 at 9:00 A.M., Goshen time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of two directors of the Company in Class I for a term to expire in the year 2003.

     2. Ratification of Auditors. Ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the fiscal year ending October 1, 2000.

     3. Approval of Amendment of Stock Incentive Plan. Approval of an increase in the number of shares available for issuance under the Starcraft Corporation 1997 Stock Incentive Plan by 250,000 shares.

     4. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on December 24, 1999, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended October 3, 1999, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                          By Order of the Board of Directors


                                          /s/ Kelly L. Rose
                                          Kelly L. Rose, Chairman of the Board
                                              and Chief Executive Officer

Goshen, Indiana
January 7, 2000

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          [STARCRAFT CORPORATION LOGO]
                                  P.O. Box 1903
                               2703 College Avenue
                           Goshen, Indiana 46527-1903
                                 (219) 533-1105

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                February 9, 2000

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of Starcraft Corporation (the "Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 9:00 A.M., Goshen time, on February 9, 2000, at the Goshen Inn and Conference Center, 1375 Lincoln Way East (U.S. 33
East), Goshen, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about January 7, 2000.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Michael H. Schoeffler, P.O. Box 1903, 2703 College Avenue, Goshen, Indiana 46527-1903), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only voting shareholders of record at the close of business on December 24, 1999 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 4,199,928 shares of the Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The following table provides certain information regarding the beneficial ownership of the Common Stock as of December 24, 1999, by each person who is known by the Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.

                                            Number of Shares
Name and Address of                          of Common Stock         Percent of
Beneficial Owner                          Beneficially Owned(1)       Class (1)
----------------                          ---------------------       ---------
Kelly L. Rose                                  1,553,179 (2)            34.7 %
2703 College Avenue
Goshen, Indiana  46528

Investment Counselors of Maryland, Inc.          210,000 (3)             5.0 %

(1) Based upon 4,199,928 shares of Common Stock outstanding (and in the case of Mr. Rose, 75,000 exercisable stock options and 200,000 exercisable warrants held by Mr. Rose). The number of shares deemed outstanding does not include exercisable stock options and warrants held by other employees, management and directors for 593,849 shares of Common Stock including options which currently are or will become exercisable within the next 60 days.

(2) Includes 100,000 shares owned by Karen K. Rose, Mr. Rose's spouse, 75,000 stock options and 200,000 warrants which are or will become exercisable within the next 60 days, and 10,450 shares held in a charitable foundation as to which Mr. Rose disclaims beneficial ownership.

(3) Investment Counselors of Maryland, Inc. has dispositive power with respect to all such shares and voting power with respect to 210,000 shares. Based solely on Schedule 13G filed by shareholder.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors will have five members effective as of the 2000 Annual Meeting.

     The Board, in accordance with the Articles of Incorporation and By-laws of the Company, adopted a resolution to increase the size of the Board from four members to five effective November 1999. In accordance with the Company's Articles of Incorporation and By-laws, in November 1999 the members of the Board acting by unanimous consent appointed Michael H. Schoeffler as a Class II director.

     The Company's Articles of Incorporation provide that the Board of Directors is comprised of three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually.

     The nominees for director from Class I are Kelly L. Rose and David J. Matteson. Messrs. Rose and Matteson are current directors of the Company. If elected by the shareholders at the Annual Meeting, the terms of Messrs. Rose and Matteson will expire in 2003.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of Messrs. Rose and Matteson. If Messrs. Rose and Matteson should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominee may not be able to serve as director if elected.

     The following table sets forth certain information regarding the nominee for election as director and the other incumbent directors, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. No director or nominee for director is related to any other director or nominee for director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Common Stock beneficially owned by each executive officer of the Company and by all directors and executive officers of the Company as a group.



                                                                                Common Stock
                                                             Director of        Beneficially
                                           Expiration of       Company           Owned as of         Percentage
Name                                     Term as Director       Since        December 24, 1999(1)     of Class
---------------------------------        ---------------     -----------     --------------------    ----------
Directors and Nominees

Class I:
Kelly L. Rose (Nominee)                        2000             1991           1,553,179 (2)(3)(6)     34.7%
David J. Matteson (Nominee)                    2000             1993               3,000                  *
Class II:
Allen H. Neuharth                              2002             1993             12,600  (5)              *
Michael H. Schoeffler                          2002             1999            158,257  (3)            3.7%
Class III:
G. Raymond Stults                              2001             1998             216,600 (6)            4.9%

All directors and executive officers
   as a group (5 persons)                                                      1,943,636 (4)(6)         40.4%


*    Indicates less than 1%.

(1) Based upon information furnished by the respective director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he has any economic interest with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors or director nominees residing in their homes and also includes options held by the individual or group that currently are or will become exercisable within the next 60 days.

(2) Includes 100,000 shares owned by Mr. Rose's spouse, and 10,450 shares held in a charitable foundation as to which Mr. Rose disclaims beneficial ownership.

(3) Includes the following shares subject to currently exercisable options granted under the Starcraft Corporation 1993 Stock Incentive Plan (the "1993 Incentive Plan") and/or the Starcraft Corporation 1997 Stock Incentive Plan ("1997 Incentive Plan" and together with the 1993 Incentive Plan, the "Incentive Plans"): 75,000 shares subject to currently exercisable options held by Mr. Rose; 130,000 shares subject to currently exercisable options held by Mr. Schoeffler.

(4) This total includes 209,500 shares subject to stock options granted under the Incentive Plans which are exercisable or will be exercisable within the next 60 days.

(5) Includes 100 shares currently held by trust under which Mr. Neuharth serves as Trustee.

(6) Includes 400,000 warrants issued (200,000 each) to Messrs. Rose and Stults in connection with the November 1998 refinancing of the Company's revolving credit arrangements.

     The business experience of each director, director nominee and executive officer is set forth below.

Class I - Director Nominees

     Mr. Rose (age 47) founded the Company in 1990. He has served as Chairman of the Board since January 18, 1991, and as Chief Executive Officer since April 16, 1993. He also serves as Chairman of the Board and Chief Executive Officer of Starcraft Automotive Group, Inc., Imperial Automotive Group, Inc., National Mobility Corporation and Tecstar, LLC. Mr. Rose was co-founder and 50% owner of ASA Corporation from January 1977 to July 1990. ASA Corporation is an importer and international distributor of electronic components to manufacturers in the van conversion and recreational vehicle industries. Mr. Rose is immediate past Chairman and serves on the Executive Board of the Recreational Vehicle Industry Association and serves on the boards of numerous charitable organizations.

     Mr. Matteson (age 63) was elected Director of the Company in April 1993. Presently retired, he served as the Associate Pastor of Granger Missionary
Church in Granger, Indiana, from September 1985 to May 1994. Prior to that appointment, he was associated with Bethel College, Mishawaka, Indiana, where he served as Vice President for Business and Finance, Registrar, Director of Admissions, and Director of Financial Aid over a period of twenty years.

Class II

     Mr. Neuharth (age 75) was elected Director of the Company in September 1993. The founder of the nationally distributed daily newspaper, USA TODAY, Mr. Neuharth retired as Chairman and CEO of Gannet Co., Inc. in March 1989. Presently, he serves as Chairman of the Freedom Forum, which he founded, and is self-employed as an author, columnist, consultant and public speaker.

     Mr. Schoeffler (age 39) a Certified Public Accountant, joined the Company in 1995 as Senior Vice President, Treasurer, and Chief Financial Officer and was appointed Secretary in 1995. Effective December 12, 1996, Mr. Schoeffler was appointed President and Chief Operating Officer. Prior to joining the Company he was Executive Vice President/Chief Financial Officer of General Products Corporation, an automotive parts supplier, from 1989 to 1995; Assistant Controller for Sudbury, Inc., a diversified manufacturer, from 1986 to 1989; and a Certified Public Accountant with Ernst & Whinney from 1982 to 1986.

Class III

     Mr. Stults (age 51) was appointed Director of the Company in December 1998. He is currently owner and Chairman of Babsco Supply Company, an electrical contractor supplier and Galleries, Ltd., a retail lighting company. Previously, Mr. Stults was President of Shelter Components Corporation, a supplier to the manufactured housing industry, until the corporation was sold in early 1998 and President and owner of Babsco, Inc., a regional distributor to the contractor and OEM markets, from January 1981 through January 1995. He is also a director and part owner of CopperCon Wire and Cable, LLP, a manufacturer of wire products.

     THE DIRECTOR NOMINEES SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL SHAREHOLDERS' MEETING OR AT ANY ADJOURNMENT THEREOF.

Meetings and Committees of the Board of Directors

     During the fiscal year ended October 3, 1999, the Board of Directors of the Company met four (4) times, including teleconferences, in addition to taking a number of actions by unanimous written consent. During fiscal 1999, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The  Company's  Audit  Committee  is  responsible  for   recommending   the
appointment of the Company's independent accountants; meeting with the independent accountants to outline the scope and review the results of the annual audit; and reviewing with the internal auditor the systems of internal control and audit reports. The current members of this Committee are directors Stults (Chairman), Matteson, Neuharth and Rose. The Audit Committee held one meeting during the year ended October 3, 1999.

     The Compensation Committee of the Board of Directors is comprised of Messrs. Matteson, Martin, Neuharth and Stults. The Compensation Committee recommends employee compensation, benefits and personnel policies to the Board of Directors and establishes for Board approval salary and cash bonuses for senior officers. The Compensation Committee also administers the Incentive Plans and has certain interpretive responsibilities for the Directors' Share Plan. The Compensation Committee met twice during the fiscal year ending October 3, 1999.

Management Remuneration and Related Transactions

     Report of the Compensation Committee

     The objectives of the Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities generally comparable to those offered by other similarly situated companies to ensure the Company's ability to attract and retain talented executives who are essential to the Company's long-term success;

     (2) reward   executive   officers  based  upon  their  ability  to  achieve
         short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Company's shares increases.

     At present, the Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive opportunities provided in the form of stock options. The Company has employment contracts with the named executives which help the Company retain its executive officers and currently provide for the executives' base salaries. Annual incentive bonuses are tied to the Company's financial performance during the fiscal year and the executive's individual performance, and stock options have a direct relation to long-term enhancement of shareholder value. In years in which the Company's performance goals are met or exceeded, executive compensation should tend to be higher than in years in which performance is below expectations.

     Base Salary. The base salary levels of the Company's executive officers are intended to be generally comparable to those offered to executives with similar talent and experience by other similarly situated public companies. In determining base salaries, the Compensation Committee also takes into account individual performance and experience. While desiring to maintain executive salaries at competitive levels, the Compensation Committee does not give particular weight to compensation paid by any specific comparable public company.

     For fiscal year 1999, under the terms of Mr. Rose's employment agreement, his base salary was $300,000. Such base salary was determined by the Compensation Committee after considering the individual performance and experience of Mr. Rose and the base salary levels of executives with similar talent and experience who are employed with similarly situated public companies. Effective December 1, 1999, Mr. Rose's salary increased to $375,000.

     Under Mr. Schoeffler's employment agreement, his base salary for fiscal 1999 was $200,000. Such base salary for Mr. Schoeffler was determined by the Compensation Committee after considering the individual performance and experience of Mr. Schoeffler and the base salaries of executives with similar talent and experience employed by similarly situated public companies. Effective December 1, 1999, Mr. Schoeffler's salary increased to $250,000.

     Annual Incentive Bonuses. Since the Company's performance did not exceed expectations, no bonuses were paid in fiscal years 1997, 1998 or 1999.

     Stock Options and Restricted Stock. The 1997 Incentive Plan and the 1993 Incentive Plan are the Company's long-term incentive plans for directors, executive officers and other key employees. The objective of the Incentive Plans is to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executive officers and other key employees to develop and maintain a significant long-term ownership position in the Company's Common Stock. The Incentive Plans authorize the Compensation Committee to award executive officers and other key employees stock options, shares of restricted stock or certain cash awards.

     Options have been granted to the named executive officers as follows: Mr. Rose 175,000; and Mr. Schoeffler, 155,000. This includes 100,000 and 25,000 options granted in fiscal 2000 to Mr. Rose and Mr. Schoeffler, respectively. Such options are incentive stock options with exercise prices ranging from $1.50 to $7.25 per and are described in greater detail elsewhere in this Proxy Statement. Mr. Schoeffler's grant of additional options during fiscal 1999 was deemed appropriate to provide him with a significant additional equity-based performance incentive. Stock options are generally granted with exercise prices at the prevailing market price and will only have a value to the executives if the stock price increases above the exercise price.

     To date the Compensation Committee has not taken steps to cause the Company's executive compensation arrangements to accommodate the provisions of ss.162(m) of the Internal Revenue Code of 1986, which limit the deductibility of an executive's compensation to $1 million annually, because it does not presently anticipate that any executive officer's remuneration will exceed $1 million per year.

     The Compensation Committee believes that linking executive compensation generally to corporate performance results in better alignment of compensation with corporate goals and the interests of the Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are appropriately rewarded. Fiscal 1999 was another challenging year for the Company and its executive officers during which the Company saw a return to profitability and positive developments on several fronts. The Committee believes that compensation levels during fiscal 1999 for Mr. Rose and Mr. Schoeffler adequately reflect the Company's compensation goals and policies.

                                  Compensation
                                Committee Members
                           David J. Matteson, Chairman
                                Allen H. Neuharth
                                G. Raymond Stults

Remuneration of Named Executive Officers

     The following table sets forth for each of the Company's last three fiscal years information with respect to Mr. Rose and Mr. Schoeffler who are the executive officers of the Company.

                           Summary Compensation Table

                                                                                           Long Term
                                                 Annual Compensation                     Compensation
                                     ----------------------------------------------         Awards            All
                                                                       Other Annual       Securities         Other
                                     Fiscal                              Compen-         Underlying         Compen-
Name and Principal Position          Year        Salary       Bonus     sation (1)     Options/SARs (#)    sation(2)
---------------------------          ----        ------       -----     ----------     ----------------    ---------
Kelly L. Rose (3)                     1999      $300,000     $   --       $25,632                --        $   519
     Chairman and                     1998        56,500         --        25,878            50,000              0
     Chief  Executive Officer         1997       271,500         --        24,204                --          3,750

Michael H. Schoeffler (3)             1999      $200,000     $   --        $6,273            50,000         $2,272
     President, Chief Operating       1998       198,000         --         5,985            25,000              0
     Officer, Chief Financial         1997       180,400         --         6,709            15,000         33,750
     Officer, Treasurer and Secretary

(1) Other annual compensation for 1997, 1998 and 1999 consisted of taxes paid and other various benefits. The value of perquisites or other personal benefits received by the named executives in 1997, 1998 and 1999 did not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.

(2) These amounts represent Company contributions, on behalf of each of the named executives, to the 401(k) Plan. In January, 1997 Mr. Schoeffler received a $30,000 special commitment fee in connection with his execution of his employment agreement.

(3)  Mr. Rose agreed to forgo $240,000 in salary during fiscal 1998.

Stock Incentive Plans

     Mr. Rose and Mr. Schoeffler had received options to purchase 205,000 shares of Common Stock under the Incentive Plans as of the end of fiscal 1999. The purpose of the Incentive Plans is to provide to certain directors, officers (including officers who are members of the Board of Directors) and other key employees of the Company who are materially responsible for the management or operations of the Company and have provided valuable services to the Company a favorable opportunity to acquire Common Stock of the Company, thereby providing them with an increased incentive to work for the success of the Company and better enabling the Company to attract and retain capable directors and executive personnel.

     The following sets forth information related to options granted during fiscal 1999 to the following executive officer.

                       Options Granted -- Last Fiscal Year

                                                                                            Potential Realized
                                               Individual Grants                             Value at Assumed
                                         % of Total                                           Annual Rates of
                                       Options Granted     Exercise of                   Stock Price Appreciation
                            Options    to Employees in     Base Price      Expiration       for Option Term (1)
Name                        Granted      Fiscal Year        ($/share)         Date            5%               10%
------------------------------------------------------------------------------------------------------------------
Michael H. Schoeffler        50,000          31%              $1.50          10/23/03      $20,721           $45,788
-----------

(1) Based upon a market value of the Common Stock of $1.50 per share at October 23, 1998.

     The following table includes the number of shares covered by both exercisable and unexercisable stock options held by the executive officers as of October 3, 1999.

                        Fiscal Year-End Option/SAR Values

                              Number of Shares Underlying Unexercised        Value of Unexercised In-The-Money
                                    Options at Fiscal Year End                 Options at Fiscal Year End(1)
Name                           Exercisable              Unexercisable        Exercisable          Unexercisable
---------------------------------------------------------------------------------------------------------------
Kelly L. Rose                    75,000                     -0-               $153,125                 -0-
Michael H. Schoeffler           130,000                     -0-               $242,500 (2)             -0-

(1) Based on market value of the Common Stock of $4.625 per share at October 1, 1999.

(2) Excludes 45,000 options granted as of the end of the last fiscal year that are not "in-the-money."

Employment Agreements

         The Company has entered into a five-year employment contract with Kelly
L. Rose ("Rose"). The contract, effective as of December 12, 1996, extends annually to maintain its five-year term unless notice not to extend is properly given by either party to the contract. Rose is entitled to receive a base salary under the contract for 2000 of $375,000. Mr. Rose's base salary is subject to increases as approved by the Company. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Rose may terminate his employment upon sixty days' written notice to the Company. The Company may discharge Rose for "cause" (as defined in the contract) at any time. If Rose terminates his own employment for "cause" (as defined in the contract), or if the Company, in arbitration or judicial proceedings, is found to have breached any of the material terms or conditions of the agreement, Rose shall be entitled to receive his base compensation under the contract for an additional five years from the termination date. In addition, during such period, Rose shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Alternatively, Rose may elect to receive his base compensation under the contract for such five year period, payable in one lump sum payment within thirty days of the date of termination; but shall not be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Moreover, within the three month period after Rose's employment is terminated for any reason including Rose's termination of his employment with the Company without cause, Rose will have the right to cause the Company to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. In the event of Rose's disability, Rose will be entitled to receive his base compensation for five additional years during the continuance of such disability. In addition, during such period, Rose shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. In the event of Rose's death, Rose's spouse will be entitled to receive Rose's base compensation for an additional five years. During such period, Rose's spouse will also continue to receive the benefit of the Company's insurance plans. The contract provides for certain additional insurance coverage and other perquisites to be paid for by the Company. The contract also requires Rose to protect the confidential business information of the Company.

     On December 12, 1996, the Company entered into a one-year employment contract with Michael H. Schoeffler ("Schoeffler"). The contract was automatically extended for an additional one year term on December 12, 1998.

Schoeffler is entitled to receive a base salary under the contract for 2000 of $250,000. Mr. Schoeffler's base salary is subject to increases approved by the Company. Additionally, prior to a "change of control" (as defined in the contract), the Company may decrease the salary it pays to Schoeffler if the operating results of the Company are significantly less favorable than those for the fiscal year then ending, and the Company decreases the salaries it pays to all other senior executive officers. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to the Company's employees. Schoeffler may terminate his employment upon sixty days' written notice to the Company. The Company may discharge Schoeffler for "cause" (as defined in the contract) at any time. If the Company terminates Schoeffler's employment for other than cause or if Schoeffler terminates his own employment for "cause" (as defined in the contract), Schoeffler shall be entitled to receive his base compensation under the contract for an additional one year from the termination date, provided, that in the event such termination follows a change of control, Schoeffler shall be entitled to receive his base compensation under the contract for an additional three years from the termination date. In addition, during such period Schoeffler shall be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits, unless substantially equivalent and no less favorable benefits are provided by a subsequent employer. In the event that Schoeffler is entitled to receive his base salary for an additional three years, he may elect to receive such compensation in one lump sum payment within thirty days of the date of termination. If Schoeffler makes such an election he shall not be entitled to continue to participate in the Company's group insurance plans or receive comparable benefits. Moreover, within a period of three months after the Company terminates Schoeffler's employment for other than cause or if Schoeffler terminates his own employment for cause, Schoeffler shall have the right to cause the Company to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. The employment contract provides the Company protection for two years from competition by Schoeffler should he voluntarily terminate his employment without cause or be terminated by the Company for cause. The employment contract also requires protection of confidential business information.

Defined Benefit Plans

     401(k) Savings Plan. The employees of the Company with more than six months of service and who have attained age 18 are entitled to participate in the 401(k) Savings Plan of the Company (the "401(k) Plan"). The Company has discretion to make a matching contribution to each participating employee based on the employee's contribution up to a maximum of 6% of the employee's compensation. The Company also has discretion to make additional profit-sharing contributions. Benefits under the 401(k) Plan are payable upon the employee's retirement, death, disability or other termination of employment.

Compensation of Directors

     Director Compensation. Directors of the Company who are salaried employees of the Company do not receive additional compensation for serving as director. Non-employee directors of the Company receive a retainer of $5,000 per year for serving on the Board of Directors and $1,250 for each meeting of the Board of Directors of the Company, $625 for each committee meeting of the Board of Directors and $625 for a meeting of the Board of Directors of one of the Company's subsidiaries. Pursuant to the Directors' Share Plan and a related compensation deferral plan, non-employee directors may elect to receive their cash director fees in the form of Company Common Stock or to have the payment of their fees deferred. In the event of deferral, the director may elect to have the deferred amount deemed invested in Company shares (with dividend-equivalent value deemed reinvested in shares) or as a general interest bearing obligation of the Company.

     Non-employee directors are eligible to receive supplemental life, accidental death and disability and health insurance. Premiums paid for Messrs. Neuharth, Matteson and Stults during fiscal 1999 were $432, $1,187 and $126, respectively. Non-employee directors are also eligible to receive personal use of a demonstrator Starcraft conversion vehicle. The estimated values of vehicles provided to Mr. Neuharth was approximately $6,850, during fiscal 1999. A vehicle was not provided to Messrs. Stults or Matteson during fiscal 1999.

     The Company entered into a consulting agreement with Allen H. Neuharth as of September 15, 1993 for a period of one year, subject to automatic extension unless cancelled by either party upon thirty days' written notice. The agreement is intended to help the Company take optimal advantage of Mr. Neuharth's experience and expertise in entrepreneurship, public relations, management motivation and the investment community. Mr. Neuharth will be available to the Company to provide consultation, assistance and advice, generally as management requests. He will also make at least two speaking appearances on the Company's behalf each year. Under the agreement, Mr. Neuharth receives $6,500 per month for his consulting services, reimbursement for reasonable out-of-pocket expenses, including first-class travel and lodging accommodations, and certain other perquisites appropriate to the performance of his services. As a Director of the Company, Mr. Neuharth is also entitled to receive such retainers, fees, stock options and other benefits that accrue to non-employee members of the Board of Directors. See "Certain Transactions" below.

Performance Graph

     The graph below shows the performance of the Company's Common Stock for fiscal years 1994 through 1999, in comparison to the NASDAQ Composite Index and certain peer groups described below.

                          COMPARATIVE PERFORMANCE GRAPH

                                [GRAPH OMITTED]


                          1994    1995     1996     1997     1998      1999
                          ----   ------   ------   ------   ------    ------
Starcraft                 100    100.00    74.51    32.35    27.45     72.55
Peers (1)                 100     92.81   111.96   156.43   130.21    130.19
NASDAQ Market Index       100    121.41   141.75   192.67   200.23    323.92

(1) Featherlite, Inc., First Priority Group, Inc., MascoTech, Inc., R&B, Inc. and Simpson Industries, Inc. The peer group, consisting of Simpson Industries, Inc., Excel Industries, Inc. and Walbro Corporation for the fiscal year 1998, has been changed due to the business combinations of Excel Industries, Inc. and Walbro Corporation as a result of which those companies are no longer publicly traded.


     Peer group comparisons. Management believes the vehicle conversion business has similarities to, and can be affected by factors in the general automotive industry. The Company is the only publicly-traded company whose principal line of business is vehicle conversions, so a directly comparable peer group is not available. The peer group presented consists of companies in the automotive business, primarily suppliers to original equipment manufacturers.

     Compensation Committee Interlocks and Insider Participation

     During fiscal 1999 the members of the Company's Compensation Committee have been outside directors Matteson, Stults and Neuharth. See "--Compensation of Directors" above.

     Certain Transactions

     In November 1998, the Company refinanced its revolving and term credit arrangements and entered into a new credit agreement with a financial institution. The Company's former principal lending bank retained a subordinated term loan position. To induce such bank to proceed with the refinancing, Kelly
L. Rose and G. Raymond Stults guaranteed up to $500,000 each of the Company's indebtedness ($1 million in the aggregate) and provided a letter of credit to secure payment. To induce Mr. Rose and Mr. Stults to provide the Company with such credit support, the Company issued to each of Mr. Rose and Mr. Stults a warrant to purchase 200,000 shares of the Company's common shares at a purchase price of $2.20 per share. The warrants have a term of five years. The exercise price represents the average market value of the Company's Common Stock for the ten trading days preceding the date of the issuance. Mr. Stults was not a director of the Company at the time of this transaction. The issuance of the warrants to both Mr. Rose and Mr. Stults was approved by the independent directors of the Company.

     The Company from time to time utilizes an airplane for business transportation purposes which is owned by a partnership in which Mr. Rose and Mr. Stults each hold a one-third interest. During 1999, payments by the Company for use of the plane totaled $87,500.

              PROPOSAL II-- RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors proposes the ratification by the shareholders at the Annual Meeting the appointment of the accounting firm of Crowe, Chizek and Company LLP as independent auditors for the fiscal year ended October 1, 2000. The Board of Directors of the Company approved the engagement of Crowe, Chizek and Company LLP as the Company's independent auditors by unanimous resolution at a November 10, 1999 upon the recommendation of the Audit Committee. Crowe, Chizek and Company has served as auditors for the Company since July 27, 1998.

     Prior to the appointment of Crowe, Chizek and Company, Ernst & Young LLP, served as auditors for the Company during fiscal years 1996 and 1997. On July 21, 1998, the Company received a letter dated July 17, 1998, from Ernst & Young LLP terminating the client-auditor relationship between Starcraft Corporation and Ernst & Young LLP.

     The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for the fiscal years ended September 28, 1997 and September 29, 1996, and in the subsequent interim period, there were no disagreement with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report. The Company requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated July 24, 1998 was filed as an exhibit to a Form 8-K filed by the Company as of July 24, 1998.

     A representative of Crowe, Chizek and Company LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

     RATIFICATION OF THE APPOINTMENT OF AUDITORS REQUIRES THAT THE VOTES CAST IN PERSON OR BY PROXY AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF IN FAVOR OF RATIFICATION EXCEED THOSE CAST AGAINST.

     PROPOSAL III -- APPROVAL OF AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

     The Company's shareholders are being asked to approve the additional allocation of 250,000 shares of the Company's Common Stock to the Starcraft Corporation 1997 Stock Incentive Plan (the "1997 Incentive Plan"). The 1997 Incentive Plan, including this proposed modification, is summarized below.

Purpose

     The purpose of the 1997 Incentive Plan is to provide to certain directors, officers (including officers who are members of the Board of Directors) and other key employees of the Company who are materially responsible for the management or operations of the Company and have provided valuable services to the Company a favorable opportunity to acquire Common Stock of the Company, thereby providing them with an increased incentive to work for the success of the company and better enabling the company to attract and retain capable directors and executive personnel.

Administration

     The 1997 Incentive Plan is administered by the Company's Compensation Committee. Additionally, the Company's Board of Directors, and the extent authorized by the Compensation Committee or the Board of Directors, the Employee Options Committee or the Section 16 Transactions Committee may make determinations with respect to awards to be granted under the 1997 Incentive Plan (for the purposes of determining awards under the 1997 Incentive Plan the Company's Compensation Committee, Employee Options Committee, Section 16 Transactions Committee and Board of Directors are collectively referred to as the "Committee".) Consistent with the terms of the 1997 Incentive Plan, the Committee selects the individuals to whom options or cash awards will be granted, determines the time of grant, the number of shares or amount of any cash awards, the option price, the price, if any, for restricted shares, the period during which an option may be exercised, the extent to which an option is an incentive stock option or a non-qualified stock option, the period of restrictions for restricted share grants, and any other terms or conditions applicable to options granted. The Compensation Committee has full power to construe and interpret the 1997 Incentive Plan, to establish, amend, waive or rescind rules and regulations relating thereto, to accelerate the vesting of any stock options or cash awards made under the 1997 Incentive Plan, and to amend the terms and conditions of outstanding awards to the extent such terms and conditions are within the discretion of the Compensation Committee.

Shares Subject to the 1997 Incentive Plan

     Shares issued under the 1997 Incentive Plan may be authorized but unissued shares of Common Stock of the Company. In the event of corporate changes affecting the Company's Common Stock, such as reorganizations, recapitalizations, stock splits, consolidation or merger, or the sale, lease, or conveyance of substantially all of the assets of the Company, the Committee will make appropriate adjustments in the number and kind of shares remaining subject to outstanding options granted under the 1997 Incentive Plan. If any option expires or terminates for any reason without having been exercised in full, or if any restricted share grant is forfeited in whole or in part, the unpurchased or forfeited shares will (unless the 1997 Incentive Plan shall have terminated) become available for issuance under the 1997 Incentive Plan. The 1997 Incentive Plan has a current allocation of 250,000 shares of the Company's Common Stock. To date, 249,849 options have been granted under the 1997 Incentive Plan to 14 directors, officers and other key employees of the Company, leaving an insufficient number of shares currently available for future grants. The Board of Directors proposes that shareholders approve the allocation of an additional 250,000 shares of the Company's Common Stock for issuance under the 1997 Incentive Plan.

Eligibility

     Awards may be granted under the 1997 Incentive Plan to directors, officers (including officers who are members of the Board of Directors) and other key employees of the Company who, in the opinion of the Committee, are from time to time materially responsible for the management or operation of the business of the Company.

Terms of the Options

     At the time it grants an option, the Committee sets the price at which the shares may be purchased upon exercise of the option (except that the exercise price of options granted to outside directors is set automatically). The purchase price to be paid for shares of Common Stock subject to an incentive stock option must not be less than the fair market value of such shares on the date on which the option is granted, as determined by the Committee consistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"). However, the Committee does have the discretion to award non-qualified stock options to eligible employees at a price less than 85% of the fair market value of such shares on the date on which the option is granted. The option price is subject to adjustment by the Committee for corporate changes affecting the company's outstanding shares of Common Stock. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the company may be granted at an option price no less than 110% of the market value of the stock on the date of grant.

     No option may have a term which is longer than ten years and one day from the date of grant. However under the Code, incentive stock options may not have terms in excess of ten years. Incentive stock options granted to holders of 10% of the combined voting power of all classes of stock of the Company may not have terms in excess of five years.

     The option price of each share of stock is to be paid in full in cash at the time of exercise. Under certain circumstances, the 1997 Incentive Plan permits optionees to deliver a notice to their broker to deliver to the Company the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligations of the Company. Subject to the approval by the Committee of a stock swap feature, payment of the option price may also be effected by tendering whole shares of the company's Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. Options may be exercisable in full at any time during their term or in such installments, on a cumulative basis, as the Committee may determine, except that no option may be exercised at any time as to fewer than 100 shares unless the exercise is with respect to an entire residue of fewer than 100 shares. Moreover, no option may be exercised during the first six months of its term.

     Except as provided below or as otherwise provided by the Committee in an option agreement, upon termination of an optionholder's employment by the company, all rights under any options granted to him but not yet exercised terminated. In the event that an optionee retires pursuant to any then existing pension plan of the company, his option may be exercised by him in whole or in part within three months after his retirement whether or not the option was otherwise exercisable by him at his date of retirement. If an optionee's employment by the Company terminates by reason of permanent and total disability, his option may be exercised by him in whole or in part within one year after such termination of employment, whether or not the option was otherwise exercisable by him at the time of such termination of employment. If the optionee dies while employed by the Company or its subsidiaries, within three months after his retirement, or within one year after his termination of employment because of permanent and total disability, his option may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was otherwise exercisable by the optionee at the time of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Committee.

     Options granted to outside directors terminate six months after the date such outside director ceases to be a director for any reason. In the event of the death of an outside director while serving as a director of the Company or its subsidiaries, or within six months after he ceases to be a director of the Company, any option granted to him may be exercised by his estate at any time within one year after the date of death or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution until the expiration of the option term fixed by the Committee, whether or not the option was exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Committee.

     Except for transfers specifically approved in advance by the Company's Board of Directors only with respect to non-qualified stock options, options may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, options may be exercised only by him or his guardian or legal representative.

     The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the 1997 Incentive Plan may not exceed $100,000. For purposes of these computations, the fair market value of the shares is to be determined as of the date the option is granted and computed in the manner determined by the Committee consistent with the requirements of the Code. This limitation does not apply to non-qualified stock options granted under the 1997 Incentive Plan.

Replacement and Extension of the Terms of Options and Cash Awards

     The Committee from time to time may permit an optionee (other than on outside director) under the 1997 Incentive Plan or any other stock option plan adopted by the Company or any of its subsidiaries to surrender for cancellation any unexercised outstanding stock option and receive from the optionee's employing Corporation in exchange therefor an option for such number of shares of Common Stock as may be designated by the Committee. Such optionees may also be granted related cash awards as described in the next paragraph.

     The Committee may, in its sole discretion, include a provision in any option agreement or restricted share agreement that provides for an additional cash payment from the Company to the grantee of such option or award equal to the tax benefit to be received by the Company attributable to its federal income tax deduction, if any, resulting from the exercise, vesting, cancellation, disposition or other transaction involving the option or the shares subject to the option or restricted share award.

Restricted Share Awards

     The Committee may also grant restricted share awards of Common Stock which entitle awardees to receive shares of Common Stock. Each restricted share award must be evidenced by a restricted share agreement between the Company and the awardee setting forth the terms and conditions of the award consistent with the provisions of the 1997 Incentive Plan. A restricted share award may provide for the crediting or payment to the awardee, on each dividend payment date, of an amount equal to the dividends on awarded shares.

     A restricted share award may also provide for the distribution of shares subject to the following conditions: (a) the shares may not be distributed earlier than six (6) months after grant; (b) the shares may not be transferred until the lapsing of the forfeiture provisions; (c) the shares shall be deposited with the Secretary of the Corporation; (d) dividends on awarded shares shall be distributed at such times as determined under the 1997 Incentive Plan; and (e) the shares shall be subject to forfeiture under the circumstances described in the restricted share agreement between the Company and the awardee. Each restricted share award shall provide for the distribution of the awarded shares free of all restrictions at such time or times as the Committee shall determine and specify in the restricted share agreement.

Other Provisions

     The Committee may provide for such other terms, provisions and conditions of an option as are not inconsistent with the 1997 Incentive Plan. The Committee may also prescribe, and amend, waive and rescind rules and regulations relating to the 1997 Incentive Plan, accelerate the vesting of stock options under the 1997 Incentive Plan, and make all other determinations necessary or advisable in the administration of the 1997 Incentive Plan.

Amendment and Termination

     The Company's Board of Directors may terminate the 1997 Incentive Plan at any time and no award shall be granted thereafter. Such termination, however, shall not affect the validity of any award theretofore granted under the 1997

Incentive Plan. In any event, no incentive stock option may be granted under the 1997 Incentive Plan after the conclusion of a ten (10) year period commencing on the date the 1997 Incentive Plan was adopted.

     The Company's Board of Directors may amend or modify the 1997 Incentive Plan from time to time, and, with the consent of the optionee, may amend the terms and provisions of his or her options, restricted shares, or cash awards, except that without the approval of the holders of at least a majority of the shares of the Company voting in person or by proxy at a duly constituted meeting, or adjournment thereof: (1) the number of shares of stock which may be reserved for issuance under the 1997 Incentive Plan may not be increased except for certain adjustments made in response to corporate changes (such as recapitalization, stock splits or stock dividends) that affect the nature of the shares of the Company; (2) the period during which an option may be exercised may not be extended beyond ten (10) years and one day from the date on which the option was granted; and (3) the class of persons to whom options, restricted share, or cash awards may be granted under the 1997 Incentive Plan may not be modified materially. No amendment of the 1997 Incentive Plan, however, may without the consent of the awardees, make any changes in any outstanding options, restricted shares, or cash awards previously granted under the 1997 Incentive Plan which would adversely affect the rights of such awardees.

Federal Income Tax Consequences

         The grant of incentive and non-qualified stock options under the 1997 Incentive Plan will have no immediate tax consequences to the Company or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the company or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the company or its subsidiaries,
(c) after the optionee's death, or (d) within one year after the optionee ceases to be an employee of the Corporation or its subsidiaries if the optionee's employment is terminated because of permanent and total disability (within the meaning of ss.22(e)(3) of the Code), the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Company or the optionee. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price of the option will, along with other specified terms, be considered taxable income in the taxable year of the optionee in which the option was exercised for purposes of determining the applicability of the alternative minimum tax. As a result, the exercise of an incentive stock option may subject an optionee to an alternative minimum tax depending on the optionee's particular circumstances.

     On the other hand, the recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of this option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Company for federal income tax purposes as of that date, as long as the Company includes the amount in the recipient's gross income. The 1997 Incentive Plan permits, under certain circumstances, holders of non-qualified stock options to satisfy their withholding obligation by having shares equal in value to the applicable withholding taxes withheld from the shares which they would otherwise receive upon the exercise of a non-qualified stock option.

     Upon the sale of the shares acquired upon the exercise of an incentive stock option no sooner than two years after the grant of an option and no sooner than one year after receipt of the shares by the optionee, any capital gain recognized would be taxed to the optionee at long-term rates. Upon the sale of shares acquired upon the exercise of an incentive stock option prior to two years after the grant of an option or prior to one year after receipt of the shares by the optionee, the optionee will generally recognize, in the year of disposition, ordinary income equal to the lesser of (a) the spread between the fair market value of the shares on the date of exercise and the exercise price; and (b) the gain realized upon the disposition of those shares. The Company will be entitled to a deduction equal to the amount of income recognized as ordinary income by the optionee, so long as the Company includes the amount in the recipient's gross income. If the spread is the basis for determining the amount of ordinary income realized by the optionee, there will be additional long-term or short-term capital gain realized if the proceeds of such sale exceed such spread.

     Upon subsequent sale of shares acquired upon exercise of a non-qualified stock option, the optionholder will recognize long-term capital gain or loss if the shares are deemed to have been held for more than 12 months, and short-term capital gain or loss in all other cases. Long-term capital gains are currently subject to a maximum rate of 20%.

     An award of restricted shares under the 1997 Incentive Plan would not normally be included in an optionee's gross income or be deductible by the Company for federal income tax purposes, as long as the shares granted are subject to forfeiture in the event an optionee terminates his employment during a period of restriction and assuming the optionee does not file a special election under ss.83(b) of the Code to have the shares taxed to him as of the date of grant. At the time the transfer restrictions lapse, the optionee would be deemed to have received ordinary income measured by the fair market value of the shares received at the time of lapse. The Company would be entitled to a federal income tax deduction at that time in the same amount. Income reporting is required as though cash compensation had been paid. If the payment of dividends has been deferred, holders of restricted shares will also recognize ordinary income equal to their dividends when such payments are received. Except for dividends on shares as to which a Section 83(b) election has been made, such dividends should also be deductible by the Company, and the Committee may withhold from them the amount of any taxes the Company is required to withhold with respect to such dividends.

     Upon the subsequent sale of restricted shares, the optionee will recognize long-term capital gain or loss if the shares are deemed to have been held for more than 12 months, and short-term capital gain or loss in all other cases.

Recommendation of the Board of Directors

     The Board of Directors determined to adopt the 1997 Incentive Plan to provide an incentive for best effort by its directors, executive officers and other key employees in the successful operation of the Company and to tie compensation of management more closely with the performance of the Company's Common Stock. The Board of Directors continues to believe that such equity-based awards provide the most direct link between management's performance incentive and the interests of shareholders. The Board of Directors believes the additional allocation of 250,000 shares of the Company's Common Stock to the 1997 Incentive Plan is necessary and appropriate to provide for the Company's ongoing management compensation objectives.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1997 INCENTIVE PLAN. SUCH ACTION REQUIRES THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF, PROVIDED A QUORUM REPRESENTING A MAJORITY OF ALL OUTSTANDING SHARES IS PRESENT.

                              SHAREHOLDER PROPOSALS

     Any proposal that a shareholder wishes to have presented at the next Annual Meeting of the Company to be held in 2001 must be received at the main office of the Company for the inclusion in the proxy statement no later than 120 days in advance of January 7, 2001. Any such proposal should be sent to the attention of Michael H. Schoeffler, Secretary of the Company, at P.O. Box 1903, 2703 College Avenue, Goshen, Indiana 46527-1903.

                   FILINGS UNDER SECTION 16(a) OF THE 1934 ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended October 3, 1999, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were complied with.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in this Proxy Statement may rest within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                          By Order of the Board of Directors


                                          /s/ Kelly L. Rose
                                          Kelly L. Rose, Chairman of the Board
                                              and Chief Executive Officer
January 7, 2000

REVOCABLE PROXY                                                  REVOCABLE PROXY


                              STARCRAFT CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF SHAREHOLDERS, FEBRUARY 9, 2000

     The undersigned hereby appoints Kelly L. Rose and Michael H. Schoeffler, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of Starcraft Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Goshen Inn and Conference Center, 1375 Lincoln Way East (U.S. 33 East), Goshen, Indiana, on Wednesday, February 9, 2000, at 9:00 A.M., Goshen time, and at any and all adjournments thereof, as follows:

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

     PLEASE   COMPLETE,   DATE,  SIGN  AND  MAIL  THIS  PROXY  IN  THE  ENCLOSED
POSTAGE-PAID ENVELOPE.

                  (Continued and to be signed on reverse side.)

                              STARCRAFT CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends a vote "FOR" each of the listed propositions.

1.  Election of Directors to serve for three year terms                  For All
    expiring in 2003.                                     For  Withhold  Except
    Nominees: 01-Kelly L. Rose, 02-David J. Matteson      [ ]     [ ]      [ ]
    _____________________________________
    (Except Nominee(s) written above.

2.  Ratification of the appointment of Crowe,     For      Against      Abstain
    Chizek and Company LLP as auditors            [ ]        [ ]           [ ]
    for the year ending October 1, 2000.

3.  Approval of Amendment to Starcraft            For      Against      Abstain
    Corporation 1997 Stock Incentive Plan.        [ ]        [ ]           [ ]

Please  check  this  box  if  you  intend
to attend the Annual Meeting of Shareholders.     [ ]


    In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

    This Proxy may be revoked at any time prior to the voting thereof.

    The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the meeting, a proxy statement and an Annual Report to Shareholders.

    Dated: _________________________, 2000

    Signature _________________________________________________________________


--------------------------------------------------------------------------------
Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

-  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -  -

                    ^         FOLD AND DETACH HERE         ^

                            YOUR VOTE IS IMPORTANT.

                PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.